United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Registrant ☑

File by a party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

COMMUNITY WEST BANCSHARES
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the file fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

445 Pine Avenue Goleta, CA 93117-3709 (805) 692-5821 www.communitywest.com

April 9, 2012

To Our Shareholders:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders (Meeting) of Community West Bancshares that will be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, on Thursday, May 24, 2012, at 6:00 P.M. Pacific Daylight Time.  Please keep in mind that the Club rules prohibit wearing any denim (jeans, skirts, vests, etc.) on its premises.  I again look forward to greeting as many of our shareholders as possible.

As set forth in the attached Proxy Statement, the Meeting will be held to consider the election of Directors, to consider a shareholder advisory (non-binding) vote on executive compensation, to consider ratifying the selection of Ernst & Young LLP as the Company’s independent auditors and to transact any other business that may properly come before the Meeting.

We will also review operating results for the past year and the progress of Community West Bancshares, and its wholly-owned subsidiary, Community West Bank, and present an opportunity to ask questions of general interest to shareholders.

Your vote is important.  Whether or not you attend the Meeting in person, I urge you to promptly vote your Proxy by signing and dating the enclosed Proxy card and returning it in the accompanying postage-paid envelope.  If you decide to attend the Meeting and vote in person, you will, of course, have that opportunity.

Thank you for your continued support of Community West Bancshares and, again, I look forward to seeing you at the Annual Meeting on Thursday, May 24, 2012.

Very truly yours,
William R. Peeples
Chairman of the Board of Directors

COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709
Telephone: (805) 692-5821

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders (Meeting) of Community West Bancshares (Company) will be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, on Thursday, May 24, 2012, at 6:00 P.M. Pacific Daylight Time, for the purpose of considering and voting on the following matters:

1.          Election of Directors.  To elect nine persons to the Board of Directors of the Company (Board) to serve until the 2013 Annual Meeting of Shareholders and until their successors are elected and have qualified.  The following persons are the Board of Directors’ nominees:

Robert H. Bartlein	William R. Peeples
Jean W. Blois	Martin E. Plourd
John D. Illgen	James R. Sims, Jr.
Shereef Moharram	Kirk B. Stovesand
Eric Onnen

2.           Shareholder Advisory (Non-Binding) Vote on Executive Compensation.  To consider and approve the following advisory (non-binding) proposal:

“RESOLVED, that the shareholders of Community West Bancshares approve the compensation of executive officers as described under the heading “Executive Compensation” including the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure.”

3.           Ratification of the Independent Auditors.  To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012.

4.          Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, to approve an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the nine nominees for election.

The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting and shareholders are encouraged to read it in its entirety.

The Board has fixed the close of business on March 26, 2012 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board.  All proposals set forth above are proposals of the Company.  It is expected that these materials will be mailed to shareholders on or about April 9, 2012.

The Bylaws of the Company provide for the nomination of Directors in the following manner:

“Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation no more than sixty (60) days prior to any meeting of shareholders called for the election of directors and no more than ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.4 of these Bylaws; provided, however, that if ten (10) days notice of such meeting is sent to shareholders, such notice of intention to nominate must be received by the president of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting.  Such notification shall contain the following information to the extent known to the notifying shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged a bankrupt.  The notice shall be signed by the nominating shareholder and by the nominee.  Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.  The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.  A copy of the preceding paragraph shall be set forth in the notice to shareholders of any meeting at which directors are to be elected.”

Since important matters are to be considered at the Meeting, it is very important that each shareholder vote.

We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Meeting in person.  The enclosed proxy is solicited by the Board.  Any shareholder who executes and delivers such a proxy has the right to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by submitting prior to the Meeting a properly executed proxy bearing a later date or by being present at the Meeting and electing to vote in person by advising the Chairman of the Meeting of such election.

Please indicate on the proxy whether or not you expect to attend the Meeting so that the Company can arrange for adequate accommodations.

By Order of the Board of Directors,

John D. Illgen, Secretary

Dated: April 9, 2012
Goleta, California

PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Proxy Materials described herein and the 2011 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available upon request to: Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (800) 569-2100, e-mail: cbaltuskonis@communitywestbank.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2012

This proxy statement, the proxy card, the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and directions to the location of the Annual Meeting, are available on the Company’s website at www.communitywest.com.

COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2012

SOLICITATION AND VOTING OF PROXIES

Community West Bancshares (Company or CWBC) is furnishing this Proxy Statement to its shareholders in connection with the solicitation by the Board of Directors (Board) of proxies to be used at the Annual Meeting (Meeting) of Shareholders, to be held on Thursday, May 24, 2012 at 6:00 P.M. PDT at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, and at any and all adjournments and postponements thereof.  The designated proxyholders (Proxyholders) are members of the Company’s management.  Only shareholders of record (shareholders) on March 26, 2012 (Record Date) are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment or postponement thereof.  This Proxy Statement and the enclosed proxy card (Proxy) first will be mailed to shareholders on or about April 9, 2012.  The Company’s Annual Report to Shareholders and the Annual Report on Form 10-K, including consolidated financial statements for the year ended December 31, 2011, accompany this Proxy Statement.

Regardless of the number of shares of Common Stock of the Company (Common Stock) owned, it is important that the holders of a majority of shares be represented by proxy or be present in person at the Meeting.  Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope.  Shareholders are to indicate their vote in the spaces provided on the Proxy.  Proxies solicited by the Board will be voted in accordance with the directions given therein.  Where no instructions are indicated, signed Proxies will be voted “AUTHORITY GIVEN” for all nine nominees in the election of the Directors named in this Proxy Statement; “FOR” approval of the advisory (non-binding) resolution on executive compensation; and, “FOR” ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012.  If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of the Board.

Other than the matters set forth on the attached Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Meeting.  Execution of a Proxy, however, confers to each of Gregory Morrisey and Carlyn Smith, as the designated Proxyholders, discretionary authority to vote the shares in accordance with the recommendations of the Board on such other business, if any, which may properly come before the Meeting and at any adjournments or postponements thereof, including whether or not to adjourn the Meeting.  In addition, the Proxy being solicited confers, and the holders of each Proxy shall have, discretionary authority to vote with respect to any matter if the Company did not have notice of such matter by February 24, 2012, which is at least 45 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders.

You may revoke your Proxy at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.  However, if you are a shareholder whose shares are not registered in your own name, you will need to provide appropriate documentation from the record holder to vote personally at the Meeting.

The following matters will be considered and voted upon at the Meeting:

1.           Election of Directors. To elect nine persons to the Board of Directors of the Company to serve until the 2013 Annual Meeting of Shareholders and until their successors are elected and have qualified.  The following persons are the Board of Directors’ nominees:

Robert H. Bartlein	William R. Peeples
Jean W. Blois	Martin E. Plourd
John D. Illgen	James R. Sims, Jr.
Shereef Moharram	Kirk B. Stovesand
Eric Onnen

2.           Shareholder Advisory (Non-Binding) Vote on Executive Compensation.  To consider and approve the following advisory (non-binding) proposal:

“RESOLVED, that the shareholders of Community West Bancshares approve the compensation of executive officers as described under the heading “Executive Compensation” including the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure.”

3.          Ratification of the Company’s Independent Auditors.  To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012.

4.           Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, approving an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the nine nominees for election.

This solicitation of proxies is being made by the Board.  The expense of solicitation of proxies for the Meeting will be borne by the Company.  It is anticipated that proxies will be solicited primarily through the use of the mail.  Proxies may also be solicited personally or by telephone by Directors, officers and employees of the Company, and its wholly-owned subsidiary, Community West Bank (CWB or Bank), without additional compensation therefor.  The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, that are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.  The total estimated cost of the solicitation is $14,000.

VOTING SECURITIES

The securities that may be voted at the Meeting consist of shares of Common Stock.  The close of business on March 26, 2012 has been fixed by the Board as the Record Date for the determination of shareholders of record entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.  The total number of shares of Common Stock outstanding on the Record Date was 5,989,510 shares.  Each shareholder is entitled to one vote, in person or by proxy, for each share as of the Record Date, except that in the election of Directors, each shareholder has the right to cumulate votes provided that the candidates’ names have been properly placed in nomination prior to commencement of voting and a shareholder has given notice of their intention to cumulate votes prior to commencement of voting.  Cumulative voting entitles a shareholder to give one candidate a number of votes equal to the number of Directors to be elected, multiplied by the number of shares of Common Stock held by that shareholder, or to distribute such votes among as many candidates as the shareholder deems fit.  The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected.

Of the shares of Common Stock outstanding on the Record Date, 1,446,193 shares of Common Stock (24.15%) of the issued and outstanding shares of Common Stock were beneficially owned by Directors and executive officers of the Company.  Such persons have informed the Company that they will vote “AUTHORITY GIVEN” for all nine nominees in the election of Directors, “FOR” the advisory (non-binding) resolution on executive compensation, and “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012.  Under California law and the Company’s Bylaws, a quorum consists of the presence in person or by proxy of a majority of the shares entitled to vote at the Meeting, and a matter (other than the election of Directors) voted on by shareholders will be approved if it receives the vote of a majority of the shares both present and voting, which shares also constitute a majority of the required quorum, unless the vote of a greater number of shares is required.  Abstentions and broker non-votes will be included in the number of shares present at the Meeting and entitled to vote for the purpose of determining the presence of a quorum.

If your shares are held in "street name" by a brokerage firm, to vote your shares, you will need to follow the directions your brokerage firm provides to you.  Under the current rules of the New York Stock Exchange (NYSE), if you do not give instructions to your brokerage firm at least ten days before the Meeting, it will still be able to vote your shares with respect to certain "routine" matters, but will not be allowed to vote your shares with respect to certain "non-routine" matters.  For example, the ratification of Ernst & Young LLP as the Company's independent auditors (Proposal 3) is considered to be a routine matter under the NYSE rules and your brokerage firm will be able to vote on this proposal if it does not receive instructions from you, so long as it holds your shares in its name.  However, the election of Directors (Proposal 1) and the shareholder advisory (non-binding) vote on executive compensation (Proposal 2) are non-routine matters.  Accordingly, if you do not instruct your broker how to vote with respect to Proposal 1 and Proposal 2, your broker may not vote with respect to these proposals and those votes will be counted as "broker non-votes."  "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.  Assuming that a quorum is present at the Meeting, the following chart sets forth the required vote to approve each matter to be considered and voted upon at the Meeting and the effect of “Withhold” votes, abstentions and broker non-votes.

Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal 1 – Election of Directors	The candidates receiving the highest number of votes, present and by proxy entitled to vote, up to the number of Directors to be elected, will be elected.	Broker non-votes will have no effect on the voting for the election of Directors.

Proposal 2 – Shareholder Advisory (Non-Binding) Vote on Executive Compensation	Affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote at the Meeting.	Abstentions will have the same effect as votes against such proposal, and broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.

Proposal 3 – Ratification of the Company’s Independent Auditors	Affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote at the Meeting.	Abstentions will have the same effect as votes against such proposal, and broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of the Company’s outstanding Common Stock (i) by persons (other than depositories) known to the Company to own more than 5% of the Company’s outstanding Common Stock, (ii) by each of the Company’s Directors or nominees, (iii) by each of the named executive officers, and (iv) by all current Directors and executive officers as a group.  Management is not aware of any change in control of the Company that has occurred since January 1, 2011, or any arrangement that may, at a subsequent date, result in a change in control of the Company.

The Company also has issued and outstanding 15,600 shares of Fixed Rate Cumulative Preferred Stock, Series A (Series A Preferred Stock).  All of the Series A Preferred Stock was issued to the United States Department of the Treasury on December 19, 2008 in connection with the Company’s participation in the Troubled Asset Relief Program – Capital Purchase Program (TARP-CPP).  The Treasury is the beneficial owner of 100% of the issued and outstanding shares of Series A Preferred Stock, and therefore, no further disclosure with respect to the Series A Preferred Stock is contained in the table below.  The Series A Preferred Stock is not entitled to vote at the Meeting.

On December 19, 2008, in connection with the Company’s participation in the TARP-CPP, the Company also issued to the Treasury a warrant to purchase up to 521,158 shares of Common Stock at an exercise price of $4.49 per share.  The Warrant is immediately exercisable and has a 10-year term.  Pursuant to the purchase agreement between the Company and the Treasury, the Treasury has agreed not to exercise voting power with respect to any shares underlying the warrant, and therefore, no further disclosure with respect to the shares of Common Stock underlying the warrant is contained in the table below.

On August 9, 2010, the Company sold, in a public offering, $8,085,000 of 9%, convertible, subordinated debentures due in 2020 (Debentures) in the principal amount of $1,000.  All of the then-Directors and then-executive officers of the Company participated in the offering and purchased Debentures.  Each Debenture can be converted into Company Common Stock at $3.50 per share, if converted on or before July 1, 2013; at $4.50 per share if converted during the period from July 2, 2013 to July 1, 2016; and, at $6.00 per share if converted during the period from July 2, 2016 to August 9, 2020.  Because the Debentures are currently convertible into shares of Common Stock, the following table specifies the Directors and executive officers who own Debentures and the number of shares of Common Stock they could receive upon full conversion within 60 days of the Record Date for the purposes of beneficial ownership.

Except as indicated, the address of each of the persons listed below is c/o Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117.

Name and Title	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares Subject to Vested Stock Options (2)	Number of Shares that may be Acquired Upon Conversion of Debentures (3)	Percent of Class Beneficially Owned (2) (3)
Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, CWBC and CWB	35,800	28,550	6,000	1.17%
Robert H. Bartlein, Director, Chairman of the Board, CWB	223,120	10,000	301,429	8.48%
Jean W. Blois, Director	56,324	18,938	7,143	1.37%
John D. Illgen, Director	35,510	18,938	571	0.92%
Investors of America, Limited Partnership (4)	568,696	-	-	9.49%
Shereef Moharram, Director	7,500	-	-	*
Edward J. Mylett, former Acting President and Chief Executive Officer, CWB (5)	-	-	-	-
Lynda J. Nahra, former Director, President and Chief Executive Officer, CWBC and CWB (6)	30,330	-	12,000	0.71%
Eric Onnen, Director	6,320	-	-	*
William R. Peeples, Director, Chairman of the Board, CWBC (7)	1,014,064	10,000	260,571	20.52%
Martin E. Plourd, Acting President and Chief Executive Officer, CWBC; Director, President and Chief Executive Officer, CWB	20,000	-	-	*
Steven A. Rosso, Executive Vice President and Chief Credit Officer	-	-	-	-
James R. Sims, Jr., Director	31,452	18,938	7,143	0.96%
Stieven Capital Advisors, L.P. (8)	409,669	-	-	6.84%
Kirk B. Stovesand, Director	13,003	14,000	8,571	0.59%
C. Richard Whiston, Director (9)	3,100	15,000	2,857	*
All Directors and Executive Officers as a Group (12 in number) (10)	1,446,193	134,364	594,285	32.37%
  *        Less than .5%

(1)          Includes shares beneficially owned, directly and indirectly, together with associates, except for shares subject to vested stock options, shares issuable upon conversion of the Debentures and outstanding warrants.  Also includes shares held as trustee and held by or as custodian for minor children.  Unless otherwise noted, all shares are held as community property under California law or with sole investment and voting power.
(2)          Shares subject to options held by Directors or executive officers that are exercisable within 60 days after the Record Date (vested) are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person and the percent of class owned by all Directors and executive officers as a group, but not for the purpose of computing the percent of class owned by any other person.

(3)          As the Debentures are currently convertible, the shares subject to the Debentures upon conversion held by the Directors or executive officers are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person and the percent of class owned by all Directors and executive officers as a group, but not for the purpose of computing the percent of class owned by any other person.  Each Debenture is convertible into shares of Common Stock at $3.50 per share if converted on or before July 1, 2013, so the figure reflects the number of shares of Common Stock the owner could receive upon conversion of the Debentures at $3.50 per share. As of the Record Date, none of the individuals listed in the preceding table have converted their Debentures into shares of Common Stock.
(4)          Address is: 135 North Meramec, Clayton, MO 63105.  These securities are owned by Investors of America, Limited Partnership and may be deemed to be indirectly owned by First Banks, Inc.  Members of the Dierberg Family and the Dierberg Family Trusts are shareholders of First Securities America, Inc., the General Partner of Investors of America, Limited Partnership, and First Banks, Inc.  First Banks, Inc. disclaims beneficial ownership of these securities.
(5)          Between July 1, 2011 through November 2, 2011, Mr. Mylett served as Acting President and Chief Executive Officer of CWB on an interim basis while a search was conducted for a permanent President and Chief Executive Officer of CWB.
(6)          Effective July 29, 2011, Ms. Nahra resigned from the Board of Directors and as President and Chief Executive Officer of CWBC and CWB.  Ms. Nahra’s decision to resign was not due to any disagreement with the Company related to its operations, policies or practices.
(7)          Effective July 29, 2011, Mr. Peeples was appointed Interim President and Chief Executive Officer of CWBC to discharge the position duties, and he served in that capacity until his resignation from that position on March 22, 2012.  Mr. Peeples received no compensation for serving as President and Chief Executive Officer of CWBC during the interim period.  Includes 173,922 shares held by Mr. Peeples’ spouse, concerning which Mr. Peeples disclaims beneficial ownership.

(8)          Address is:  12412 Powerscourt Drive, Suite 250, St. Louis, MO 63131.  Pursuant to the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012, the following parties share voting and dispositive power with respect to all of the shares:  Stieven Capital Advisors, L.P., Joseph A. Stieven, Stephen L. Covington and Daniel M. Ellefson.  In addition, Stieven Financial Investors, L.P. shares voting and dispositive power with respect to 349,177 of the shares reported, and Stieven Financial Offshore Investors, Ltd. shares voting and dispositive power with respect to 60,492 of the shares reported.

(9)          Mr. Whiston has advised the Board of Directors that he will not stand for re-election at the Meeting.

(10)        Neither Mr. Mylett nor Ms. Nahra’s beneficial ownership is included in this total.

PROPOSAL 1
ELECTION OF DIRECTORS

Directors and Executive Officers

The Company's Bylaws provide that the authorized number of Directors shall be not less than six nor more than 11, with the exact number of Directors fixed from time to time by resolution of a majority of the Board or by resolution of the shareholders.  During 2011, the Directors voted and approved to increase the size of the Board from eight Directors to nine Directors.

At the Meeting, nine persons will be elected to serve as Directors of the Company until the 2013 Annual Meeting and until their successors are elected and have qualified.  The nine persons named below, eight of whom are currently Directors of the Company, have been nominated by the Board for re-election.  Martin E. Plourd, who is not currently a Director, is listed as a Board nominee.  C. Richard Whiston has advised the Board of Directors that he will not stand for re-election at the Meeting.  A Proxy that is submitted to the Company with the instruction “AUTHORITY GIVEN” or without instructions will be voted in such a way as to effect the election of all nine nominees, or as many thereof as possible.  In the event that any of the nominees should be unable to serve as a Director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board.  Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board, if elected.  The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.  Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.  This Bylaw provision is designed to give the Board advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

Pursuant to NASDAQ Stock Market LLC (NASDAQ) Listing Rules, the Board has made an affirmative determination that the following members of the Board are “independent” within the meaning of such rules: Robert H. Bartlein, Jean W. Blois, John D. Illgen, Shereef Moharram, Eric Onnen, William R. Peeples, James R. Sims, Jr. and Kirk B. Stovesand.  As such, pursuant to NASDAQ Listing Rules and Rule 10A-3 of the Exchange Act, a majority of the members of the Board and all the members of the Audit Committee are “independent” as so defined.

The following persons have been nominated for election by the Board:

Robert H. Bartlein	William R. Peeples
Jean W. Blois	Martin E. Plourd
John D. Illgen	James R. Sims, Jr.
Shereef Moharram	Kirk B. Stovesand
Eric Onnen

The Board of Directors recommends a vote of “AUTHORITY GIVEN” for all nine nominees in the election of Directors.

Information about the Nominees

Robert H. Bartlein (Age 64)

Mr. Bartlein has been a member of the Board of CWBC since its inception in 1997 and a founder and Director of CWB since 1989.  Mr. Bartlein serves on CWBC’s Nominating and Corporate Governance Committees and is Chairman of the Board of CWB, Chairman of the Loan Committee and a member of the Personnel / Compensation, Executive, Legal and Management Succession Committees.  He is President and CEO of Bartlein & Company, Inc., founded in 1969, which is a property management company with four California offices.  He is a graduate of the University of Wisconsin – Madison, with a degree in Finance, Investments and Banking, and did post-graduate study at the University of Wisconsin - Milwaukee.  Mr. Bartlein is past President and Director of the American Lung Association of Santa Barbara and Ventura Counties.

Jean W. Blois (Age 84)

Mrs. Blois has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  She is Chairman of CWB’s Personnel / Compensation Committee and a member of the Asset / Liability Committee.  She co-founded Blois Construction, Inc. and served in a financial capacity before retirement.  She formed her own consulting firm, Jean to the Rescue.  Mrs. Blois graduated with a BS from the Haas School of Business at the University of California, Berkeley.  She served as a Trustee of the Goleta Union School District for 13 years, a Director of the Goleta Water District for 10 years and a council member for the City of Goleta for 6 years, including terms in 2005 and 2007 as Goleta Mayor.

John D. Illgen (Age 67)

Mr. Illgen has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  He is Secretary of the Board of CWBC and a member of CWBC’s Nominating and Corporate Governance Committee and Chairman of CWB’s Asset / Liability Committee and a member of the Personnel / Compensation and Compliance Committees.  Mr. Illgen is Sector Director and Vice President for Modeling and Simulation with Northrop Grumman Information Systems.  He was Founder (1988), President and Chairman of Illgen Simulation Technologies, Inc. until its merger with Northrup Grumman Corporation in December 2003.  Mr. Illgen is Chairman of the Board of Directors of the National Defense Industry Association and appeared on television with the late General (Ret) Alexander Haig on “21st Century Business and Health” as an industry expert in information systems, modeling and simulation and other technologies.  Mr. Illgen is on the Advisory Board of the Santa Barbara Scholarship Foundation and is a Past President of Goleta Rotary Club.

Shereef Moharram (Age 40)

Mr. Moharram was named to the Boards of CWBC and CWB in December 2011, and he was named to serve on the Asset / Liability Committee.  Since 2004, he has been with the legal firm Price Postel & Parma LLP in Santa Barbara, where he specializes in real estate law.  He was a non-equity partner since 2009 and became an equity partner in March 2012.  Mr. Moharram holds a BA in English Literature from the University of California, Santa Barbara, and a JD from UCLA.  He was a member of the Board of Directors of the Santa Barbara Symphony from 2005 to 2009.

Eric Onnen (Age 54)

Mr. Onnen was named to the Boards of CWBC and CWB in December 2011, and he was named to serve on the Audit Committee.  Mr. Onnen, a resident of Goleta, is co-founder, owner and current Chief Executive Officer of Santa Barbara Airbus, a Goleta ground transportation company since 1983.  He is currently on the Goleta Chamber of Commerce Executive Board of Directors and a past Board member.  He is an active member and past President of Goleta Rotary Club, past President of the Santa Barbara Conference and Visitors Bureau and Film Commission and served as Goleta City Mayor in 2010.  Mr. Onnen holds a BA in business economics from the University of California, Santa Barbara.

William R. Peeples (Age 69)

Mr. Peeples is Chairman of the Board of CWBC and a founder and Director of CWB since 1989.  In addition to serving as Chairman of the Board of CWBC, Mr. Peeples served as Interim President and Chief Executive Officer from July 29, 2011 to March 22, 2012.  Mr. Peeples is Chairman of CWBC’s Nominating and Corporate Governance Committee and serves on CWB’s Executive, Loan, Personnel / Compensation and Management Succession Committees.  Mr. Peeples served in various financial capacities, including President and Chief Financial Officer of Inamed Corporation from 1985 to 1987.  He also was a founder and Chief Financial Officer of Nusil Corporation and Imulok Corporation from 1980 to 1985.  Mr. Peeples has been active as a private investor and currently serves as Managing General Partner of two real estate partnerships and serves as a member of the Goleta Valley Cottage Hospital Foundation Capital Campaign Steering Committee.  Mr. Peeples holds a BBA from the University of Wisconsin – Whitewater, and an MBA from Golden Gate University, Air Force on-base program.

Martin E. Plourd (Age 54)

Mr. Plourd has been President and Chief Executive Officer of CWB since November 2011 and Acting President and Chief Executive Officer of CWBC since March 2012.  He was Vice President of CWBC from November 2011 until March 2012.  He is a member of CWB’s Board of Directors and is nominated for election to the Board of Directors of CWBC at this Annual Meeting.  Mr. Plourd serves on CWB’s Loan, Asset / Liability, Compliance and Management Succession Committees and is a member of the Management Disclosure Committee.  He has been in banking for 30 years and has been a bank executive for 20 years.  From July 2009 to October 2011, he worked as a private consultant with banks on engagements concerning strategic planning, acquisitions and compliance issues.  From July 2005 to July 2009, Mr. Plourd served first as Chief Operating Officer and then President and Director of Temecula Valley Bank.  Prior to that, he spent 18 years with Rabobank in El Centro, including his last position as Executive Vice President and Community Banking Officer.  Mr. Plourd is a graduate of Stonier Graduate School of Banking and California State Polytechnic University, and he is active in the local community.

James R. Sims Jr. (Age 76)

Mr. Sims has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  Mr. Sims serves on CWBC’s Audit Committee and Chairs CWB’s Compliance Committee.  Mr. Sims is a real estate broker whose career began in 1970 in Santa Barbara.  He is a past President of the Santa Barbara Board of Realtors, Chairman of the Multiple Listing Service and served as Regional Vice President of the California Association of Realtors.  Mr. Sims served on the Santa Barbara Coastal Housing Association seeking affordable housing and he developed three Residential Care Facilities for the elderly in Camarillo that he operated until his retirement in 2000.

Kirk B. Stovesand (Age 49)

Mr. Stovesand has been a member of the Board of CWBC and CWB since May 2003.  Mr. Stovesand is Chairman of CWBC’s Audit Committee and serves on CWB’s Asset / Liability Committees and is Secretary of CWB’s Board.  He is a partner of Walpole & Co., founded in 1974, which is a Certified Public Accounting and Consulting firm.  Mr. Stovesand has served on the boards of both for-profit and not-for-profit organizations. He is a graduate of the University of California Santa Barbara with a degree in Business Economics.  Mr. Stovesand received a Masters Degree in Taxation from Golden Gate University and a Master Certificate in Global Business Management from George Washington University.  He is a Certified Financial Planner, certified in mergers and acquisitions, and a member of the American Institute of Certified Public Accountants.

None of the Directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the Directors and executive officers of the Company, acting within their capacities as such.  The Company knows of no family relationships between the Directors and executive officers of the Company, nor do any of the Directors or executive officers of the Company serve as Directors of any other company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 (Exchange Act) or any investment company registered under the Investment Company Act of 1940.

Executive Officers (not members of the Board)

           The following sets forth, as of the Record Date, the names and certain other information concerning current executive officers of the Company, in addition to the executive officer who is nominated for election as a Director and whose biographical information is provided above.

Charles G. Baltuskonis (Age 61)

Mr. Baltuskonis, Executive Vice President and Chief Financial Officer of CWBC and CWB, has been with the Company since November 2002.  He served as Senior Vice President and Chief Accounting Officer of Mego Financial Corporation from 1997 to 2002, and Senior Vice President and Controller of TAC Bancshares from 1995 to 1997.  Prior to that, he was Chief Financial Officer of F&C Bancshares and of First Coastal Corporation and a Senior Manager with the public accounting firm of Ernst & Young, specializing in services to financial institutions.  Mr. Baltuskonis is a certified public accountant; a member of the American Institute of Certified Public Accountants, Financial Managers Society, including a member of the Financial Institutions Accounting Committee, and recently completed a 5-year term on the Board of Directors of Goleta Valley Chamber of Commerce; and, holds a BS from Villanova University.

Steven A. Rosso (Age 58)

Mr. Rosso, Executive Vice President and Chief Credit Officer of CWB, joined the Company in July 2011.  He served from 2009 as Chief Executive Officer of Corfino, Inc., a company that provides consulting services to California banks regarding construction and real estate projects.  From 1992 to 2008, Mr. Rosso served as President and Chief Executive Officer of Pacific State Bank in Stockton, California.  Mr. Rosso holds a BSBA from San Jose State University and a post-graduate degree in Personal Financial Planning from the University of California.

Specific Experience, Qualifications, Attributes and Skills of Directors

The Nominating and Corporate Governance Committee (NCGC) has reviewed with the Board the specific experience, qualifications, attributes and skills of each Director, including each nominee for election as a Director at the Annual Meeting.  The NCGC has concluded that each Director has the appropriate skills and characteristics required of Board membership, and each possesses an in-depth knowledge of the Company’s business and strategy.  The NCGC further believes that our Board is composed of well-qualified and well-respected Directors who are prominent in business, finance and the local community. The experience and key competencies of each Director, as reviewed and considered by the NCGC, are set forth below.

Robert H. Bartlein.  As President of Bartlein & Company, Inc., Mr. Bartlein has substantial real estate experience with broad business exposure.  He is knowledgeable in real estate transactions, real estate law, credit analysis, accounting, income tax law and finance.  Mr. Bartlein is particularly familiar with the Central Coast real estate market and is active in the community.  He is a founder and has served on the Bank Board for over 20 years.

Jean W. Blois.  Mrs. Blois has experience starting and operating her own business in Goleta.  She has served for numerous years on Goleta City Council, including two terms as Mayor, and has substantial community involvement.  Mrs. Blois is a founder and has served on the Bank Board for over 20 years.

John D. Illgen.  As founder and Chief Executive Officer of Illgen Simulation Technologies, Inc., until sold to Northrup Grumman, Mr. Illgen has a national reputation in technology, defense and model simulations, and broad business experience.  He continues to be published on technology and is a frequent symposium speaker.  Mr. Illgen is a founder and has served on the Bank Board for over 20 years.

Shereef Moharram.  Mr. Moharram is an attorney, specializing in real estate and is very active in the local community.  The Company believes Mr. Moharram’s legal and real estate background will be pertinent in numerous Board issues.

Eric Onnen.  Mr. Onnen has experience starting and operating a successful business, and he has been very active in local government, including a term as Mayor of Goleta, and he has been extremely involved in the local community.  The Company believes Mr. Onnen’s general business experience, including governmental service, will provide insight on Board issues.

William R. Peeples.  Mr. Peeples has substantial experience in finance, including positions as a Chief Financial Officer, and has expertise in capital raising, venture capital, business combinations, real estate and broad business exposure.  As previously noted, Mr. Peeples also served as interim President and Chief Executive Officer of CWBC.  He is active in the local community.  Mr. Peeples is a founder and has served on the Bank Board for over 20 years.

Martin E. Plourd.  As President and Chief Executive Officer of the Bank, and through numerous executive positions Mr. Plourd has held his banking career, he has a substantial financial services’ background, including management, lending, marketing and bank operations.  This experience enables Mr. Plourd to provide the Company with effective leadership in the conduct of its business and strategic initiatives.  He is active in the community and also has served in executive positions in the banking industry.

James R. Sims Jr.  Mr. Sims was a former business owner, investor and author and was active in real estate and shared equity transactions.  He is a real estate broker.  Mr. Sims is a founder and has served on the Bank Board for over 20 years.

Kirk B. Stovesand.  Mr. Stovesand has a broad financial background and serves as a partner of an accounting and consulting firm.  He has a CPA, a CFP and a Masters in taxation.  Mr. Stovesand is active on boards of for-profit and not-for-profit organizations.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

Meetings and Committees

The Board met 13 times (12 regular meetings and one special meeting) during the year ended December 31, 2011, and had the following standing committees that met during the year: Audit Committee, Personnel / Compensation Committee and Nominating and Corporate Governance Committee.  In addition, the Company’s Directors served on the Board of Directors of CWB, including the various committees established by that subsidiary.  During 2011, none of the Company’s Directors attended less than 75% of the Company’s Board meetings and meetings of committees on which they served.  All then-current Board members attended the 2011 Annual Meeting of Shareholders.

The Audit Committee is currently composed of four independent Directors, one of whom is on a leave of absence and will not stand for re-election:  Messrs. Stovesand, Onnen, Sims and Whiston.  In 2012, Mr. Onnen was appointed to the Committee by the Company’s Board of Directors.  Mr. Whiston will not stand for re-election to the Board of Directors at the Meeting and, therefore, will no longer serve on the Audit Committee after the Meeting.  This Committee is responsible for review of all internal and external examination reports and selection of the Company’s independent auditors.  The Audit Committee met five times during 2011.

The Nominating and Corporate Governance Committee is composed of three independent Directors: Messrs. Peeples, Bartlein and Illgen.  The Committee is responsible for recommendations regarding the Board’s composition and structure and policies and processes regarding overall corporate governance.  The Committee met one time during 2011.

The Personnel / Compensation Committee is composed of four independent Directors: Mrs. Blois and Messrs. Bartlein, Illgen and Peeples.  The Committee is responsible for determining executive compensation.  This Committee met two times during 2011.

Board Leadership Structure and Role in Risk Oversight

The position of Chairman of the Board has been separated from the position of Chief Executive Officer for each of the Company and CWB.  William R. Peeples, a non-employee independent Director, has been elected as the Chairman of the Company and Robert H. Bartlein, a non-employee independent Director, has been elected as the Chairman of CWB.  Martin E. Plourd is serving as Acting President and Chief Executive Officer of the Company and is the President and Chief Executive Officer of CWB.  Separating these positions allows the Chief Executive Officer to focus on day-to-day business, while allowing the Chairman of the Boards of each of the Company and CWB to lead the respective Boards in their fundamental role of providing advice to and independent oversight of management.  The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the Chairman, particularly as the Board’s oversight responsibilities continue to grow.  While the Company’s bylaws and corporate governance guidelines do not require that the Company’s Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions and having independent outside Directors serve as the Chairman of each of the Company and CWB is the appropriate leadership structure for the Company at this time and demonstrates the Company’s commitment to good corporate governance.

 Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  The Company faces a number of risks, including economic risks, environmental and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

 The Board believes that establishing the right “tone at the top” and that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. The Company’s Chairman and CWB’s Chairman meet regularly with the President and Chief Executive Officer and other senior officers to discuss strategy and risks facing the Company.  Senior management is available to address any questions or concerns raised by the Board on risk management-related and any other matters.  Periodically, the Board of Directors receives presentations from senior management on strategic matters involving the Company’s operations.  The Board holds strategic planning sessions with senior management to discuss strategies, key challenges and risks and opportunities for the Company.

 While the Board is ultimately responsible for risk oversight at the Company, the Board’s various standing committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management.  Risk assessment reports are regularly provided by management to the Audit Committee.  The Personnel/Compensation Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from compensation policies and programs.  The Nominating and Corporate Governance Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our Directors and executive officers and corporate governance.

Shareholder Communication with Directors

Shareholders may communicate directly with the Board by writing to:

William R. Peeples, Chairman of the Board of Directors
Community West Bancshares
445 Pine Avenue
Goleta, CA 93117-3709

Audit Committee Report

The Report of the Audit Committee of the Board shall not be deemed filed under the Securities Act of 1933 (Securities Act) or under the Exchange Act.

The Board maintains an Audit Committee currently comprised of four of the Company’s Directors, one of whom is on a leave of absence and will not stand for reelection, who each met the independence and experience requirements of the NASDAQ Listing Rules.  The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.  The Audit Committee operates under a written charter, which is assessed annually for adequacy.  The Audit Committee charter was last amended on December 16, 2010 and last ratified on December 15, 2011, and is assessed annually for adequacy by the Audit Committee.  A copy of the Charter is included as Appendix A to the Company’s 2011 Proxy Statement, as filed with the Securities and Exchange Commission (SEC) on April 1, 2011, and is available at www.sec.gov.

Based on the attributes, education and experience requirements required by the NASDAQ Listing Rules, the requirements set forth in section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations, the Board has identified Kirk B. Stovesand as an “Audit Committee Financial Expert” as defined under Item 407 (d) (5) of Regulation S-K, and has determined him to be independent.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee:

•	Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2011; and

•	Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The Company’s independent auditors, Ernst & Young LLP (Ernst), are responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States.  In fulfilling its oversight responsibilities, the Audit Committee:

•
Discussed with Ernst the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T; and

•
Received and discussed with Ernst the written disclosures and the letter from Ernst required by applicable requirements of PCAOB regarding Ernst’s communications with the Audit Committee concerning independence, and reviewed and discussed with Ernst whether the rendering of the non-audit services provided by them to the Company during fiscal 2011 was compatible with their independence.

In addition, the Company received a letter from Ernst to the effect that Ernst’s audit of the Company was subject to its quality control system for the United States accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Ernst personnel working on the audit and the availability of national office consultation.

In performing its functions, the Audit Committee acts only in an oversight capacity.  It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls.  Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

Based upon the reviews and discussions described above, and the report of Ernst, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Kirk B. Stovesand, Chairman
Eric Onnen
James R. Sims, Jr.
C. Richard Whiston (on leave of absence)

Dated: March 22, 2012

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee (NCGC Committee) was established in February 2004 and the committee charter (Charter) was approved.  The Charter is annually assessed and the latest version was amended on December 17, 2009 and last ratified on December 15, 2011.  A copy of the Charter was included as Appendix A to the Company’s 2010 Proxy Statement, as filed with the SEC on March 31, 2010, and is available at www.sec.gov.  The NCGC Committee, consisting of three independent Directors, makes recommendations to the Board regarding the Board’s composition and structure, nominations for elections of Directors and policies and processes regarding principles of corporate governance to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders.  The NCGC Committee reviews the qualifications of, and recommends to the Board, candidates as additions, or to fill Board vacancies, if any were to occur during the year.

The NCGC Committee will consider, as part of its nomination process, any Director candidate recommended by a shareholder of the Company who follows the procedures in this Proxy Statement shown under the heading “2013 Shareholder Proposals” set forth below.  The NCGC Committee will follow the processes in the Charter when identifying and evaluating overall Board composition and individual nominees to the Board.

Additional information regarding (i) the NCGC Committee’s policy with regard to the consideration of any Director candidates recommended by security holders and related procedures to be followed by security holders in submitting such recommendations, (ii) minimum qualifications of Director candidates, and (iii) the NCGC Committee’s process for identifying and evaluating nominees for Directors, is incorporated herein by reference to the Charter.

The NCGC Committee determines the required selection criteria and qualifications of Director nominees based upon the Company’s needs at the time nominees are considered.  In general, Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders.  In addition to the foregoing considerations, the NCGC Committee will consider criteria such as strength of character and leadership skills; general business acumen and experience; broad knowledge of the industry; number of other board seats; and, willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the Board.  The NCGC Committee considers these same criteria for candidates regardless of whether the candidate was identified by the NCGC Committee, by shareholders, or any other source.

  The goal of the NCGC Committee is to seek to achieve a balance of knowledge and experience on the Company’s Board.  To this end, the NCGC seeks nominees with the highest professional and personal ethics and values, an understanding of the Company’s business and industry, diversity of business experience, expertise and backgrounds, a high level of education, broad-based business acumen and the ability to think strategically.  The composition of the current Board reflects diversity in business and professional experience, skills, and gender.  The NCGC reviews the effectiveness of the Charter in achieving the goals of the NCGC Committee as stated therein annually.

Personnel / Compensation Committee

The Personnel / Compensation Committee (PCC) is responsible for reviewing and approving the Company’s overall compensation and benefit programs and for administering the compensation of the Company’s executive and senior officers.  There currently is no formal charter enumerating the PCC’s functions and objectives. During 2011, neither the PCC nor the Board of Directors utilized the services of an outside compensation consultant.

The PCC’s functions and objectives are: (i) to determine the competitiveness of current base salaries, annual and long-term incentives relative to specific competitive markets for the President and Chief Executive Officer and other senior management; (ii) to develop a performance review mechanism that has written objectives and goals which are used to make salary increase determinations; (iii) to develop an annual incentive plan for senior management; and (iv) to provide guidance to the Board in its role in establishing objectives regarding executive compensation.  The PCC’s overall compensation philosophy is as follows: (i) to attract and retain quality talent which is critical to both short-term and long-term success; (ii) to reinforce strategic performance objectives through the use of incentive compensation programs; (iii) to create a mutuality of interest between executive and senior officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making; and (iv) to encourage executives to achieve substantial levels of ownership of stock in the Company.

On February 17, 2009, the American Recovery and Reinvestment Act (ARRA) was signed into law which amended several key provisions of the 2008 Emergency Economic Stabilization Act of 2008 (EESA).  EESA, as amended by ARRA, applies to the Company for so long as any obligation resulting from the Company's participation in the TARP-CPP remains outstanding and requires that: (i) the PCC be comprised entirely of independent directors; (ii) the PCC meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans; and (iii) provide certain certifications that the PCC has reviewed with the Company’s senior risk officers the incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage such officers to take unnecessary or excessive risks that threaten the value of the Company.

PROPOSAL 2

A NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF
THE NAMED EXECUTIVE OFFICERS

ARRA requires the Company, during the period in which any obligation arising from the Company's participation in the Trouble Asset Relief Program - Capital Purchase Program (TARP-CPP) remains outstanding to submit to the Company's shareholders a non-binding vote on the compensation of the Company’s Named Executive Officers, as described in the section entitled “EXECUTIVE COMPENSATION” below, including the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this Proxy Statement.

This proposal, commonly known as a "say-on-pay" proposal, gives the Company's shareholders the opportunity to endorse or not endorse the Company's executive pay program and policies through the following resolution:

"RESOLVED, that the shareholders of Community West Bancshares approve the compensation of executive officers as described under the heading "EXECUTIVE COMPENSATION," including the tabular disclosure regarding named executive officer compensation and the accompanying the narrative disclosure in this Proxy Statement.”

This vote shall not be binding on the Board of Directors and will not be construed as overruling a decision by the Board nor create or imply any additional fiduciary duty by the Board. However, the PCC will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors believes that the compensation practices of the Company are designed to accomplish the objectives of the PCC's compensation philosophy, and they are appropriately aligned to the long-term success of the Company and the interests of shareholders.

The Board of Directors recommends a vote "FOR" approval of the compensation of the Named Executive Officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2011 and 2010, the compensation information for Martin E. Plourd, Acting President and Chief Executive Officer of CWBC and President and Chief Executive Officer of CWB, and the other two most highly compensated executive officers who earned at least $100,000 during 2011 (collectively, the Named Executive Officers) serving the Company in 2011.  Also listed are former Named Executive Officers who resigned during 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total
Martin E. Plourd, Acting President and Chief Executive Officer, CWBC; President and Chief Executive Officer, CWB (3)	2011	$41,026	$-	-	$69,426	-	-	$132,600	$243,052
William R. Peeples, Former Interim President and Chief Executive Officer, CWBC (4)	2011	-	-	-	-	-	-	-	-
Edward J. Mylett, Former Acting President and Chief Executive Officer, CWB (5)	2011	184,375	-	-	-	-	-	-	184,375
Lynda J. Nahra, Former President and Chief	2011	145,833	-	-	-	-	-	85,768	231,601
Executive Officer, CWBC and CWB (6)	2010	225,000	25,000	-	20,897	-	-	36,695	307,592
Charles G. Baltuskonis, Executive Vice	2011	207,330	-	-	7,631	-	-	25,477	240,438
President and Chief Financial Officer, CWBC and CWB	2010	190,512	15,000	-	10,448	-	-	25,015	240,975
Steven A. Rosso, Executive Vice President and Chief Credit Officer, CWB (7)	2011	88,892	-	-	-	-	-	-	88,892

(1)       Column represents the aggregate grant date fair value of option awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The terms of the 1997 and 2006 Plans are described below in “Employment Arrangements and Other Factors Affecting 2011 Compensation”.  Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model.  See the Company’s Annual Report on Form 10-K, at Note 10 to the Company’s Financial Statements for the year ended December 31, 2011.

(2)       Column represents 401(k) Company match for all executives and non-vested Company contributions to the participant’s Deferred Compensation account.  All Other Compensation in 2011 for Mr. Plourd includes a relocation allowance of $26,000 and an automobile allowance of $1,600.  For 2011, All Other Compensation also includes Company contributions to the participant’s Deferred Compensation account as follows: Mr. Plourd, $105,000; Mr. Baltuskonis, $19,200.  All Other Compensation in 2011 for Ms. Nahra also includes $6,717 401(k) Company match, an earned vacation payout upon termination of $27,242, a vested deferred compensation payment of $49,309 and a $2,500 rent subsidy to a Company owned by a relative of Ms. Nahra; All Other Compensation in 2010 for Ms. Nahra includes a $24,000 Company contribution to her Deferred Compensation account, a $6,695 401(k) Company match and a $6,000 rent subsidy to a company owned by a relative of Ms. Nahra.  See “Potential Payments upon Retirement, Termination or Change-In-Control” below.

(3)       Mr. Plourd was appointed as President and Chief Executive Officer of CWB and Vice President of CWBC, effective November 2, 2011.  In March 2012, he was also named Acting President and Chief Executive Officer of CWBC, and he will no longer have the title of Vice President of CWBC.  Mr. Plourd’s annual base salary is currently $250,000.  See “Employment Arrangements for Martin E. Plourd” - below.

(4)       In addition to serving as Chairman of the Board of CWBC, Mr. Peeples served as Interim President and Chief Executive Officer of CWBC from July 2011 to March 2012.  Mr. Peeples received no compensation for his service as Interim President and Chief Executive Officer of CWBC and, therefore, all of his 2011 compensation for his service as a Director is included in the Director Compensation table below.

(5)       Effective July 1, 2011, Mr. Mylett was appointed by the Board of CWBC to serve as Acting President and Chief Executive Officer of CWB to replace Ms. Nahra on an interim basis.  Mr. Mylett resigned from this position effective November 2, 2011 in connection with the appointment of Mr. Plourd as President and Chief Executive Officer of CWB.  See “Consulting Arrangements for Edward J. Mylett” below.

(6)       Ms. Nahra resigned effective July 29, 2011.  Ms. Nahra’s decision to resign was not due to any disagreement with the company related to its operations, policies or practices.  See “Employment Arrangements for Lynda J. Nahra” below.

(7)       Mr. Rosso commenced employment effective July 5, 2011.  His annual base salary is currently $180,000.

Employment Arrangements and Other Factors Affecting 2011 Compensation

During 2011, the terms of each of Messrs. Plourd and Baltuskonis and Ms. Nahra’s employment arrangements were governed by written employment agreements with the Company and the terms of Mr. Mylett’s consulting arrangements were governed by a written consulting agreement with the Bank.  There was no written arrangement between the Company and Mr. Peeples with respect to his former services as Interim President and Chief Executive Officer and Mr. Peeples was not entitled to any executive compensation for such service.  For a description of the material terms of such employment and consulting agreements, please see “Potential Payments upon Retirement, Termination or Change-In-Control” herein.

In connection with the Bank's participation in TARP-CPP, Messrs. Plourd and Baltuskonis and Ms. Nahra have each entered into a written agreement with the Company pursuant to which they have agreed to certain modifications to compensation, bonus, incentive and other benefit plans, arrangements and agreements, including golden parachute, severance and employment agreements (Benefit Plans).  The modifications to the Benefit Plans are intended to comply with the requirements for executive compensation set forth in EESA pursuant to which the TARP-CPP was authorized.  These agreements modify Benefit Plans in the following ways: (i) the payment of golden parachutes to the Named Executive Officers is prohibited; (ii) any bonus and incentive compensation paid to a Named Executive Officer is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria; and (iii) compensation incentives for Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company are prohibited.

In addition, EESA, as subsequently amended by ARRA in February 2009, requires that the Secretary of the Treasury (Secretary) promulgate standards governing executive compensation at financial institutions that have received assistance under TARP-CPP.  On June 15, 2009, the Secretary released the Treasury's Interim Final Rule (Rule) for TARP Standards for Compensation and Corporate Governance, which clarifies and expands the compensation restrictions detailed in the ARRA and assists in complying with the requirements under Section 111 of EESA, as amended by ARRA.  The Rule also established the Office of the Special Master and gave the Special Master specific powers designed to oversee executive pay matters.  The Rule supersedes all prior rules and guidance issued by the Treasury regarding the executive compensation and corporate governance standards required of TARP-recipients to the extent that such prior rules and guidelines conflict.  The following are some, but not all, key features of the executive compensation restrictions in ARRA, as clarified and modified by the Rule:

•
Prohibition of bonus and similar payments to the most highly compensated employee.  For companies, like the Company, receiving an investment of less than $25 million from the Treasury, ARRA prohibits the payment of any bonus, retention award or incentive compensation to the Company’s “most highly compensated employee”, except for long-term restricted stock as more fully discussed below, for so long as any obligation arising from the Company's participation in TARP-CPP remains outstanding.  The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009 that called for pre-determined bonus payments to be made during the prohibition period, so long as the participant had a legally binding right to the payment and the agreement is not modified to allow for accelerated vesting or increases in the amount payable.  The Rule defines "most highly compensated employee" by reference to total annual compensation as calculated under the securities regulations, to most accurately capture the amounts earned by these executives each year.

•
Limited amount of restricted stock excluded from bonus prohibition.  “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation (which includes base salary, incentive compensation and "other income" such as perquisites, 401(k) contributions and life insurance premiums) of the employee receiving the stock, the stock does not “fully vest” until after all TARP-CPP-related obligations have been satisfied and any other conditions which the Treasury may specify have been met.

•
Shareholder “say-on-pay” vote required.  ARRA requires every registered company receiving TARP-CPP assistance to submit to shareholders a non-binding advisory vote to approve the compensation of executives as disclosed in the Company’s Proxy Statement.  The Rule reaffirms that companies must submit to their shareholders an annual non-binding advisory proposal on executive compensation for as long as any TARP-CPP-related obligations remain outstanding.  The Company has included a say-on-pay (non-binding) proposal as Proposal 2 in this Proxy Statement.

•
Stricter restrictions on “golden parachute” payments.  The ARRA expanded the original EESA's limits on “golden parachute” payments, prohibiting any golden parachute payment to senior executive officers or any of the next five most highly-compensated employees upon an employee's departure for any reason for as long as any TARP-CPP-related obligations remain outstanding.  While the ARRA limited the definition of golden parachutes to payments for an employee's departure for any reason, the Rule also includes payments made in connection with a change in control of the Company.  The restriction on payments is without regard to the three times base amount threshold described in Internal Revenue Code Section 280G(e).

•
Broader bonus clawback requirements.  EESA required TARP-CPP-participating companies to recover any bonus, retention or other incentive payment paid to a senior executive officer on the basis of materially inaccurate financial or other performance criteria.  ARRA extends this recovery requirement to the next 20 most highly-compensated employees in addition to the senior executive officers.  There is no "sunset provision" for recovering incentive compensation and a statement of earnings is not required to trigger the clawback.  The Rule also requires that the TARP-CPP recipient actually exercise its clawback rights in such a case unless the TARP-CPP recipient can demonstrate that it would be unreasonable to do so (for example, if the expense of enforcing the clawback right exceeds the benefits of doing so).

•
Prohibition on compensation plans that “encourage” earnings manipulation.  ARRA prohibits TARP-CPP participants from implementing any compensation plan that would encourage manipulation of the reported earnings to enhance the compensation of any of its employees.  The Rule requires the PCC to conduct an assessment of the Company's compensation programs for its senior executives and other employees in relation to excessive risk taking and earnings manipulation at least every six months.  The PCC must detail how the Company’s incentive plans do not encourage unnecessary and excessive risk, including the steps it took to limit the risks under the compensation plans, in the PCC’s report included in the Company's annual proxy statement.

•
Board compensation committee and compensation committee certification required.  TARP-CPP participants must establish a board compensation committee comprised of independent directors that must meet at least semiannually with senior risk offers to discuss and evaluate employee compensation plans in light of an assessment of any risk to the Company posed by such plans.  The Rule requires that the compensation committee must certify annually that is has completed its reviews of the compensation plans.  These certifications must be provided within 120 days after the end of each fiscal year to the Company's primary regulatory agency.

•
Reporting and certification requirements.  ARRA requires the CEO and CFO of any publicly-traded TARP-CPP-participating company to provide, within 90 days after the end of each fiscal year, a written certification of compliance with the executive compensation restrictions in the company’s annual filings with the SEC (i.e., in its Annual Report on Form 10-K or Proxy Statement), unless the company is unable to provide the certifications and provides the Treasury with an explanation of the reason(s) such certifications have not been provided.

•
Policy on luxury expenditures.  Each TARP-CPP-participating company must adopt and implement a company-wide written policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.  This policy was required to be posted on the TARP-CPP participant's website and filed with the Treasury and its primary regulatory agency before September 14, 2009.  The Company posted a copy of its expense reimbursement policy on its website at www.communitywest.com.

•
Treasury review of prior payments.  ARRA directs the Treasury to review bonuses, retention awards and other compensation paid to the senior executive officers and the next 20 most highly-compensated employees of each company receiving TARP-CPP assistance before February 17, 2009, to determine whether any such payments were inconsistent with the purposes of EESA or TARP-CPP, or otherwise contrary to the public interest.  The Rule provides that if the Treasury makes such a determination, the Secretary may “seek to negotiate” with the TARP-CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with TARP-CPP or otherwise in conflict with the public interest.  The Rule empowers the Special Master with the responsibility of administering these provisions.

•
$500,000 annual deduction limit.  The Rule continues to prohibit TARP-CPP participants from deducting annual compensation paid to each of their five senior executive officers in excess of $500,000 pursuant to Internal Revenue Code Section 162(m)(5).

•
No excessive risks.  Like EESA, ARRA requires the Treasury to implement limits on compensation that exclude incentives for senior executive officers of a TARP-CPP-participating company to take unnecessary and excessive risks that threaten the value of the company for as long as any TARP-CPP-related obligation remains outstanding.  The Rule extends the required risk analysis of compensation to all employees of TARP-CPP participants.

•
Annual Disclosure of Perquisites in Excess of $25,000.  Expanding upon SEC disclosure requirements regarding perquisites paid to a company's named executive officers, the Rule requires TARP-CPP participants to disclose annually to the Treasury and to its primary regulator any perquisite provided to any employee subject to the bonus limitations where the total value of such perquisite exceeds $25,000.  In addition, the TARP-CPP will be required to provide justification for providing any such perquisite.

•
Elimination of Gross-Ups.  The Rule prohibits TARP-CPP recipient payments of any tax gross-ups with respect to any severance payments, perquisites, or any other form of compensation for the senior executive officers and the next 20 highly compensated employees.  The only exception is the payment of gross-ups in connection with an expatriate assignment.

•
Annual Description on Engagement of Compensation Consultants. So long as any obligation arising under TARP-CPP remains outstanding, the PCC must provide to the Treasury and to its primary federal regulator, within 120 days of the completion of a fiscal year, an annual narrative description of whether the Company, the Board of Directors or the PCC has engaged a compensation consultant, and all types of services, including non-compensation related services, the compensation consultant or any of its affiliates has provided to the Company, the Board or the PCC during the past three years, including any “benchmarking” or comparisons employed to identify certain percentile levels of compensation (for example, entities used for benchmarking and a justification for using these entities and the lowest percentile level proposed for compensation).

We have implemented the requirements of EESA and the rules promulgated thereunder, except that while the PCC did meet twice in 2011, it did not meet at least every six months to review the compensation programs of its employees and the PCC was not comprised entirely of independent Directors for a portion of 2011.

Stock Option Plans

In connection with the bank holding company reorganization, the Company adopted the Community West Bancshares 1997 Stock Option Plan (1997 Plan) providing for the issuance, as amended at the 2003 Annual Meeting of Shareholders, of up to 1,292,014 option shares.  This Plan expired on January 23, 2007.  At December 31, 2011, the number of shares to be issued upon exercise of outstanding options granted pursuant to this Plan was 161,214 shares.

On March 23, 2006, the Company’s Board adopted the 2006 Stock Option Plan (2006 Plan), and the 2006 Plan was approved by the shareholders at the 2006 Annual Meeting of Shareholders.  The 2006 Plan provides for the issuance of up to 500,000 shares of the Company’s Common Stock (Common Stock) to Directors, officers and key employees of the Company and CWB.  At December 31, 2011, the number of shares to be issued upon exercise of outstanding options granted pursuant to this Plan was 215,650 shares, and the number of shares of Common Stock remaining available for future issuance under this Plan was 281,600 shares.  See tables entitled “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END” and “DIRECTOR COMPENSATION TABLE” for more information regarding options outstanding as of December 31, 2011.

Eligibility.  Full-time employees, officers and Board members of the Company and subsidiaries, including CWB, are eligible to receive awards under the 2006 Plan at the discretion of the Board.

Plan Term.  The 2006 Plan’s term commenced on May 25, 2006 and will terminate on March 23, 2016 (subject to early termination is described herein).

Administration.  The 2006 Plan is administered by the Board, serving as the “Stock Option Committee”, one or more of whom may also be executive officers and therefore may not be deemed to be “independent,” as that term is defined in the listing standards of the NASDAQ Stock Market, LLC.  Members of the Board receive no additional compensation for their administration of the Plans.  Each Director will abstain from approving the grant of any options to themselves.  Options may be granted only to Directors, officers and key employees of the Company and any subsidiary, including CWB.  Subject to the express provisions of the 2006 Plan, the Board is authorized to construe and interpret the 2006 Plan, and make all the determinations necessary or advisable for administration of the 2006 Plan.  The full text of the 2006 Plan is available as Appendix A to the Company’s Proxy Statement filed with the SEC on April 13, 2006.

Incentive and Non-Qualified Stock Options.  The 2006 Plan provides for the grant of both incentive stock options and non-qualified options.  Incentive stock options are available only to persons who are employees of the Company, and are subject to limitations imposed by applicable sections of the Code, including a $100,000 limit on the aggregate fair market value (determined on the date the options are granted) of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 2006 Plan and all other “incentive stock option” plans of the Company).  Any options granted under the 2006 Plan which do not meet the limitations for incentive stock options, or which are otherwise not deemed to be incentive stock options, shall be deemed “non-qualified”.

Amendment and Termination of the 2006 Plan.  The 2006 Plan, and all stock options previously granted under the 2006 Plan, shall terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization, or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options theretofore granted shall become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate, unless provision is made for the assumption or substitution thereof.  As a result of these acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.  The Board may at any time suspend, amend or terminate the 2006 Plan, and may, with the consent of the respective optionee, make such modifications to the terms and conditions of outstanding options as it shall deem advisable.  Certain amendments to the 2006 Plan may also require shareholder approval if such amendment or modification would: (a) materially increase the number of shares of Common Stock which may be issued under the 2006 Plan; (b) materially increase the number of shares of Common Stock which may be issued at any time under the 2006 Plan to all Directors who are not also officers or key employees of the Company; (c) materially modify the requirements as to eligibility for participation in the 2006 Plan; (d) increase or decrease the exercise price of any option granted under the 2006 Plan; (e) increase the maximum term of options provided for in the 2006 Plan; (f) permit options to be granted to any person who is not an eligible participant; or (g) change any provision of the 2006 Plan which would affect the qualification as an incentive stock option under the 2006 Plan.  The amendment, suspension or termination of the 2006 Plan will not, without the consent of the optionee, alter or impair any rights or obligations under any outstanding option under the 2006 Plan.

Adjustments Upon Changes in Capitalization.  The total number of shares covered by the 2006 Plan and the price, kind and number of shares subject to outstanding options thereunder, will be appropriately and proportionately adjusted if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to CWBC as provided in the 2006 Plan.  Fractional share interests of such adjustments may be accumulated, although no fractional shares of stock will be issued under the 2006 Plan.

Holdings of Previously Awarded Equity Outstanding Equity Awards

The following table sets forth certain information, pursuant to SEC rules, regarding stock options outstanding at December 31, 2011 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Charles G. Baltuskonis	5,000	-	-	$6.50	7/24/13
	10,000	-	-	$8.75	2/26/14
	3,000	750	-	$12.50	7/26/17
	1,200	800	-	$8.65	2/28/18
	2,250	1,500	-	$3.995	7/29/18
	1,200	800	-	$3.45	11/20/18
	2,000	3,000	-	$2.36	4/29/19
	1,500	2,250	-	$2.35	7/23/19
	1,000	4,000	-	$3.50	12/16/20
	-	5,000	-	$2.57	9/1/21
Martin E. Plourd	-	60,000	-	$1.95	11/2/21
William R. Peeples (2)	5,000	-	-	$10.75	12/20/17
	5,000	-	-	$3.45	11/20/18
Edward J. Mylett	-	-	-	-	-
Lynda J. Nahra (3)	-	-	-	-	-
Steven A. Rosso	-	-	-	-	-

(1)	Each option grant generally vests 20% on each anniversary of the grant date. Each stock option expires 10 years after the date the stock option was granted.

(2)	Mr. Peeples was previously granted these options in his capacity as a Director and he was not awarded any options during his term as Interim President and Chief Executive Officer, CWBC.

(3)	At the time of her resignation, Ms. Nahra held 55,200 exercisable options, which terminated in accordance with terms of the Plan, 90 days after her resignation date of July 29, 2011.

Pension Benefits

Excluding any tax-qualified contribution plan and any nonqualified defined contribution plan, none of the Named Executive Officers or any other key officers participate in any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Potential Payments upon Retirement, Termination or Change-In-Control

Employment Arrangements for Martin E. Plourd

Mr. Plourd has an employment contract, effective November 2, 2011, with an annual base salary of $250,000 for his service as President and Chief Executive Officer of the Bank and as Vice President of the Company.  A copy of Mr. Plourd’s employment agreement has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on November 3, 2011.  The terms of this employment agreement will terminate on December 31, 2014, subject to early termination as discussed below, but will automatically renew for successive periods of 12 months unless at least three months before the expiration of any preceding term or renewal term, either (a) the Board provides written notice of non-renewal to Mr. Plourd or (b) Mr. Plourd provides written notice of non-renewal to the Bank.  During January of each year during the term of the employment agreement and any renewal term, the Board will review Mr. Plourd’s base salary and will determine, in its sole discretion, whether or not to adjust such salary.  Any such salary adjustment will be effective as of the first day of such calendar year.  Subject to the terms of the Company’s Compensation Policy (which is attached as Exhibit C to Mr. Plourd’s employment agreement), Mr. Plourd will be eligible to receive an annual bonus in an amount, if any, as determined by the Board of Directors in its sole discretion.  Any bonus or incentive compensation that may be paid to Mr. Plourd is subject to recovery or “clawback’ by the Company during the TARP Period (as defined in the employment agreement) if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

In addition, on November 2, 2011, Mr. Plourd was granted an option to purchase 60,000 shares of Common Stock at the exercise price equal to 100% of the fair market value of the Common Stock on November 2, 2011 in accordance with the Company’s 2006 Stock Option Plan.  The option vests in equal amounts on each anniversary of the grant date over a period of five years.  Mr. Plourd is eligible to receive additional options to purchase shares of Common Stock as may be determined by the Board of Directors in its sole discretion.

Mr. Plourd also received a one-time relocation and temporary housing allowance of $26,000 during 2011 pursuant to his employment agreement.  Mr. Plourd is entitled to an automobile allowance of $800 per month.

In addition, he has a deferred compensation account established and maintained at CWB for his benefit.  To this account, the Company credited $100,000 on December 31, 2011.  In addition, $2,500 per month will also be credited to this account during the term of Mr. Plourd’s employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB six-month certificate of deposit rate on an annualized basis.  No funds in this account will vest prior to the date Mr. Plourd attains age 65, and will be paid in its entirety when Mr. Plourd attains age 66.  In the event of a change of control before Mr. Plourd attains age 65, the total amount credited to this account will become fully vested.

Mr. Plourd’s employment agreement specifies that, in the event of termination without cause or on non-renewal, he would continue to receive salary and benefits plus deferred compensation for a period of three months following the Bank’s written notice of Mr. Plourd’s termination or non-renewal, and one year’s base salary.  Also, the contract contains a change of control (as defined) clause whereby, and subject to compliance with TARP regulations, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.

Former Consulting Arrangements for Edward J. Mylett

Effective July 1, 2011, Mr. Mylett entered into a consulting agreement with the Bank to serve as Acting President and Chief Executive Officer of CWB on an interim basis while a search was conducted for a permanent President and Chief Executive Officer of CWB.  In connection with the appointment of Mr. Plourd as President and Chief Executive Officer of CWB, Mr. Mylett resigned as CWB’s Acting President and Chief Executive Officer, effective November 2, 2011.

Pursuant to the consulting agreement, Mr. Mylett was paid an engagement fee of $25,000 upon his commencement of his services on July 1, 2011 and an additional $25,000 after 90 calendar days of service.  In addition, commencing on July 14, 2011, CWB paid Mr. Mylett $250 per hour while working from his home and at the rate of $2,000 per day for each day Mr. Mylett worked from CWB’s headquarters.  In addition to his reimbursement for reasonable and customary business expenses incurred by Mr. Mylett in performing his services, Mr. Mylett was compensated for his time in traveling to and from home to CWB’s headquarters at the rate of $250 per hour up to a maximum of $1,000 per calendar week.

Former Employments Arrangements for Lynda J. Nahra

Effective July 29, 2011, Ms. Nahra resigned as President and Chief Executive Officer of CWBC and CWB and from the Board of Directors.  Ms. Nahra’s decision to resign was not due to any disagreement with the Company related to its operations, policies or practices.  Ms. Nahra had an employment contract, effective January 1, 2007.

For 2011, Ms. Nahra’s annual base salary was $250,000.  In addition, she had a deferred compensation account established and maintained at CWB for her benefit.  To this account, CWB credited $50,000 each on December 31, 2006 and on March 31, 2007.  In addition, $2,000 per month was credited to this account during the term of Ms. Nahra’s employment.  Monthly interest credits were earned throughout the term of the agreement at the then-current six-month certificate of deposit rate.  No funds in this account were vested at the time of her resignation, as vesting was conditioned on Ms. Nahra attaining the age of 65 prior to leaving CWB.

In addition, under her former deferred compensation plan which was discontinued in 2007, Ms. Nahra received 6% of her base salary per annum credited to a plan account, along with monthly interest credits.  CWB monthly credits were discontinued as of 2007, but interest credits continued until Ms. Nahra’s resignation.  Since this account was vested, Ms. Nahra was paid the account balance of $49,309 upon her resignation.

Employment Arrangements for Charles G. Baltuskonis

Mr. Baltuskonis has an employment contract, effective July 1, 2007.  Prior to September 1, 2011, Mr. Baltuskonis’ annual base salary was $200,512.  Beginning September 1, 2011, Mr. Baltuskonis’ annual base salary was $220,512.  In addition, he has a deferred compensation account established and maintained at CWB for his benefit.  To this account, the Company credited $40,000 each on July 1, 2007 and on December 31, 2007.  In addition, $1,600 per month will also be credited to this account during the term of Mr. Baltuskonis’ employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB six-month certificate of deposit rate.  No funds in this account will vest prior to the date Mr. Baltuskonis attains age 65, and normal payments would not commence until such time as Mr. Baltuskonis attains age 66, whether or not he is employed by the Company.  In the event of a change of control before Mr. Baltuskonis attains age 65, Mr. Baltuskonis will vest 50% of the account balance.

Mr. Baltuskonis’ contract specifies that, in the event of termination without cause, he would continue to receive salary and benefits plus deferred compensation for a period of three months.  Also, the contract contains a change of control (as defined) clause whereby, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.  Mr. Baltuskonis is also eligible for an annual bonus which is determined by the Board in its sole discretion.  For 2011 and 2010, respectively, $0 and $15,000 bonus amounts were awarded.

Employment Arrangements for Former Chief Executive Officer and President

A former Chief Executive Officer and President of the Company is a party to an Executive Salary Continuation Agreement (ESC) with the Company dated January 1, 1994. The purpose of the ESC was to provide an incentive for the former executive’s continuing employment with CWB on a long-term basis.  The ESC provides the former executive with a salary continuation benefit of $50,000 per year for 15 years after retirement.  Normal retirement under the ESC was age 61.  The present value of the contractual liability has been recognized in the Company’s audited financial statements.  Beginning in March 2004, benefit payments under the ESC commenced.

Modification of Compensation Arrangements as a result of TARP-CPP

As noted above, in connection with the Company’s participation in TARP-CPP, the Company’s Named Executive Officers, except for Messrs. Peeples, Mylett and Rosso, have entered into written agreements with the Company which modify their Benefit Plans to comply with the limitations on executive compensation as set forth in EESA, ARRA and the Interim Final Rule (Rule) approved by the Treasury on June 15, 2009.  One requirement of ARRA is the prohibition on any payment to a senior executive officer for departure from the Company for any reason, except for payments for services performed or benefits accrued during the period in which any obligation of the Company as a result of its participation in TARP-CPP remains outstanding.  For more information on these agreements and the other limitations on executive compensation imposed by EESA, ARRA and the Rule, please refer to the section entitled “Employment Arrangements and Other Factors Affecting 2011 Compensation,” above.

Treatment of Outstanding Stock Options upon Retirement, Termination or Change of Control

Termination of Employment or Affiliation.  Under the terms of the 1997 and 2006 Plans, in the event an optionee ceases to be affiliated with the Company or a subsidiary for any reason other than disability, death or termination for cause, the stock options granted to such optionee will expire at the earlier of the expiration dates specified for the options, or 90 days after the optionee ceases to be so affiliated.  During such period after cessation of affiliation, the optionee may exercise the option to the extent it was exercisable as of the date of such termination, and thereafter the option expires in its entirety.  If an optionee’s stock option agreement so provides, and if an optionee’s status as an eligible participant is terminated for cause, the options held by such person will expire 30 days after termination, although the Board may, in its sole discretion, within 30 days of such termination, reinstate the option.  If the option is reinstated, the optionee will be permitted to exercise the option only to the extent, for such time, and upon such terms and conditions as if the optionee’s status as an eligible participant had been terminated for a reason other than cause, disability or death, as described above.

Liquidation or Change of Control.  The Plans, and all stock options previously granted under the plans, terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options heretofore granted become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate unless provision is made for the assumption or substitution thereof.  As a result of the acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.  All options outstanding at the time of completion of the merger(s) will survive and not become immediately exercisable.

Profit Sharing and 401(k) Plan

The Company has established a 401(k) plan for the benefit of its employees.  Employees are eligible to participate in the plan after three months of consecutive service.  Employees may make contributions to the plan under the plan’s 401(k) component and the Company may make contributions under the plan’s profit sharing component, subject to certain limitations. The Company’s contributions were determined by the Board and amounted to $192,000, $173,000 and $190,000, respectively, in 2011, 2010 and 2009.

Directors’ Compensation

CWB’s non-employee Directors are paid for attendance at CWB Board meetings at the rate of $1,200 ($1,500 for the Chairman) for each regular Board meeting and $250 ($350 for Audit Committee Chairman) for each committee meeting.  If a Director attends a meeting by telephone, only 25% of the above fee is received.  In 2011, no additional discretionary compensation was awarded to the non-employee Directors.  There were no CWBC Director fees paid during 2011.

The following table sets forth information concerning the compensation paid to each of the Company’s Directors during 2011.  Compensation paid to Martin E. Plourd, Acting President and Chief Executive Officer, CWBC, and Director, President and Chief Executive Officer of CWB, and Lynda J. Nahra, former Director, President and Chief Executive Officer of CWBC and CWB, is not included in this table because each of them was an employee during 2011 and, therefore, received no additional compensation for their service as a Director.  Compensation paid to William R. Peeples, Chairman of the Board and former Interim President and Chief Executive Officer of CWBC, is included in this table and not in the Summary Compensation Table because he received no additional compensation for his service as Interim President and Chief Executive Officer of CWBC.

DIRECTOR COMPENSATION TABLE
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert H. Bartlein (3)	$33,250	-	-	-	-	-	$33,750
Jean W. Blois	15,900	-	-	-	-	-	15,900
John D. Illgen	17,900	-	-	-	-	-	17,715
Shereef Moharram	1,200	-	-	-	-	-	1,200
Eric Onnen	1,200	-	-	-	-	-	1,200
William R. Peeples	31,000	-	-	-	-	-	31,750
James R. Sims Jr.	16,900	-	-	-	-	-	16,900
Kirk B. Stovesand	27,300	-	-	-	-	-	27,900
C. Richard Whiston	20,050	-	-	-	-	-	20,050

(1) Outstanding stock options held by each non-employee Director at December 31, 2011 are as follows:  Robert H. Bartlein, 10,000; Jean W. Blois, 18,938; John D. Illgen, 18,938; Shereef Moharram, 0; Eric Onnen, 0; William R. Peeples, 10,000; James R. Sims, Jr., 18,938; Kirk B. Stovesand, 14,000; C. Richard Whiston, 15,000.  Stock options held at December 31, 2011 by Mr. Plourd and Ms. Nahra are included in the table for the Named Executive Officers under the heading entitled “Outstanding Equity Awards at Fiscal Year-End.”
 (2) During 2011, the Company did not grant any stock option awards to any of the Directors identified in the table above.  During 2011, the Company granted stock option awards to Mr. Plourd which are reported in the Summary Compensation Table and the OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END table.
 (3) In accordance with an Agreement with the Bank, in lieu of cash, Mr. Bartlein’s fees were deferred and maintained in an account at the Bank and earned monthly interest at the Bank’s then current six-month certificate of deposit rate.  Interest earned in 2011 was $651.  As required in the Bank’s agreement with Mr. Bartlein, the aggregate balance in this account of $386,938 was paid to him on August 15, 2011, the first business day subsequent to his attainment of age 64.

Certain Relationships and Related Transactions

Some of the Directors and executive officers of the Company, as well as the companies with which such Directors and executive officers are associated, are customers of and have had banking transactions with CWB in the ordinary course of business.  CWB expects to have such ordinary banking transactions with such persons in the future. In the opinion of CWB management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features.  Although CWB does not have any limits on the aggregate amount it would be willing to lend to Directors and officers as a group, loans to individual Directors and officers must comply with CWB’s internal lending policies and statutory lending limits.

PROPOSAL 3

RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS

The Company’s independent auditors for the fiscal year ended December 31, 2011 were Ernst & Young LLP (Ernst).  The Board of Directors, upon recommendation of its Audit Committee, has ratified the appointment of Ernst to serve as its independent auditors for the fiscal year ending December 31, 2012.  Representatives of Ernst are expected to be present at the Meeting.  The Company will afford the representatives an opportunity to make a statement, should they desire to do so, and expect that the representatives will be available to respond to appropriate questions.

The Board of Directors is requesting the Company's shareholders to ratify the appointment of Ernst as the Company's independent auditors for 2012.  Although ratification is not required by the Company's Bylaws or otherwise, the Board of Directors is submitting the appointment of Ernst to the shareholders for ratification because the Board of Directors values the shareholders' views on the Company's independent auditors and as a matter of good corporate practice.  In the event that the shareholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent auditor, subject to ratification by the Board of Directors, at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends a vote "FOR" the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2012.

Audit Fees

During the years ended December 31, 2011 and 2010, the aggregate fees billed by Ernst for the audit of the Company’s consolidated financial statements for such fiscal year and for the review of the Company’s interim financial statements were $302,000 and $247,000, respectively.  These amounts include fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.  Expenses included were billed from January through December of the fiscal year, not withstanding when the expenses were incurred.

Audit-Related Fees

During the years ended December 31, 2011 and 2010, $15,000 and $25,000 were billed in connection with audit-related services.  For 2011, the $15,000 was for services related to the Bank’s HUD audit and, for 2010, $15,000 was for services related to the Bank’s HUD audit and $10,000 related to the Company’s Post-Effective Amendment to Form S-1.

Tax Fees

During the years ended December 31, 2011 and 2010, the aggregate fees billed by Ernst for professional services related to recurring state and federal tax preparation, compliance and consulting were $42,000 and $44,000, respectively.

All Other Fees

During the years ended December 31, 2011 and 2010, there were no fees billed by Ernst for any other products or services provided by Ernst that are not otherwise disclosed above.

The Audit Committee of the Company reviewed and discussed with Ernst whether the rendering of the non-audit services provided by them to the Company during fiscal 2011 was compatible with their independence.  The Audit Committee pre-approves all audit and permissible non-audit services to be provided by Ernst and the estimated fees for these services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent auditor.  These services may include audit, audit-related, tax and other services.  Pre-approval is generally provided for up to one year and is detailed as to a particular service or category of service.  The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with the pre-approval and the fees for services performed to date.  All services performed by Ernst for which fees were billed to the Company during the years ended December 31, 2011 and 2010 as disclosed herein were approved by the Audit Committee pursuant to the procedures outlined herein.  All of the services of Ernst in auditing the Company’s Financial Statements for the year ended December 31, 2011 were performed by Ernst or its full-time, permanent employees.

2013 SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders (2013 Meeting) must be received by the Company at its offices at 445 Pine Avenue, Goleta, California 93117, no later than December 10, 2012.  The proposals must also satisfy the conditions and procedures prescribed by the Company’s Bylaws and by the SEC in Rule 14a-8 for such proposals to be included in the Company’s Proxy Statement for the 2013 Meeting, and must be limited to 500 words.  To be included in the Proxy Statement, the shareholder must be a holder of record or beneficial owner of at least $2,000 in market value or 1% of the Company’s securities entitled to be voted on the proposal, and have held the shares for at least one year and will continue to hold the shares through the date of the 2013 Meeting.  Either the proposer, or a representative qualified under California law to present the proposal on the proposer’s behalf, must attend the meeting to present the proposal.  Shareholders may not submit more than one proposal.

The SEC has in effect a rule governing a company's ability to use discretionary proxy authority with respect to proposals that were not submitted in time to be included in the Proxy Statement (i.e., outside the processes of Rule 14a-8 as described in the preceding paragraph).  As a result, in the event a proposal is not submitted to the Company prior to February 23, 2013, and the proxy materials delivered in connection with the 2013 Meeting contain a statement conferring discretionary authority to the proxy holders of the Company (similar to the statement set forth in the third paragraph of this Proxy Statement), the proxies solicited by the Board for the 2013 Annual Meeting will confer discretionary authority to the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is received by the Company after February 23, 2013.

Whether or not you intend to be present at the Meeting, you are urged to return your Proxy promptly.  If you are then present at the Meeting and wish to vote your shares in person, your original Proxy may be revoked by voting at the Meeting.  However, if you are a shareholder whose shares are not registered in your own name, you will need the Proxy obtained from your recordholder to vote personally at the Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder), Directors and persons who own more than ten percent of the Common Stock to file reports of stock ownership and changes in stock ownership with the SEC.  The officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of all reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the last year its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements, except for the following: Messrs. Moharram and Mylett failed to file a Form 3 upon their appointment to their respective positions with the Company.  Messrs. Onnen and Plourd filed a late Form 3 regarding their appointment to their respective positions with the Company.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, the Company will deliver promptly a separate copy of the Proxy Statement and the Annual Report on Form 10-K to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (805) 692-5821.

PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Proxy Materials described herein and the 2011 Annual Report on Form 10-K, as filed with the SEC, are available upon request to: Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (800) 569-2100, e-mail: cbaltuskonis@communitywestbank.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2012

This proxy statement, the proxy card, the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and directions to the location of the Annual Meeting, are available on the Company's website at www.communitywest.com.

By Order of the Board of Directors,

COMMUNITY WEST BANCSHARES

William R. Peeples,
Chairman of the Board

Dated: April 9, 2012
Goleta, California

COMMUNITY WEST BANCSHARES
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 24, 2012
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregory Morrisey and Carlyn Smith, or any of them, agents and proxy of the undersigned, each with full power of substitution, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Community West Bancshares to be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California on Thursday, May 24, 2012, at 6:00 P.M., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote, as follows:

1. Election of Directors.  To elect the following nine persons to the Board of Directors of the Company to serve until the 2013 Annual Meeting of Shareholders and until their successors are elected and have qualified:

  ____ AUTHORITY GIVEN (except as noted below)       ____ WITHHOLD AUTHORITY

Robert H. Bartlein - Jean W. Blois - John D. Illgen - Shereef Moharram - Eric Onnen
William R. Peeples - Martin E. Plourd - James R. Sims, Jr. - Kirk B. Stovesand

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW

2. Shareholder Advisory (Non-Binding) Vote on Executive Compensation.  To approve the following advisory (non-binding) proposal:

             "RESOLVED, that the shareholders of Community West Bancshares approve the compensation of executive officers as described under the heading "Executive Compensation" including the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in the Proxy Statement."

___ FOR                              ____ AGAINST                       ____ ABSTAIN

3. Ratification of the Selection of Ernst & Young LLP as the Company's Independent Auditors.  To ratify the selection of Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2012.

___ FOR                              ____ AGAINST                       ____ ABSTAIN

4. Other business.  To transact such other business as may properly come before the Meeting and any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2012

This proxy statement, the proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and directions to the location of the Annual Meeting, are available to you on the Company's website at www.communitywest.com.

PLEASE SIGN AND DATE THE OTHER SIDE

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE ACCOMPANYING PROXY STATEMENT.

THIS PROXY WILL BE VOTED AS SPECIFIED OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NINE NOMINEES FOR ELECTION, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.  (Please sign exactly as name appears.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.)

Dated:	,2012

(Signature)

(Signature, if held jointly)

I do __   do not __  expect to attend the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.